Exhibit 3.1

Articles of Association

of

Ascendis Pharma A/S

(Registration no 29918791)

Name, Registered Office and Objects of the Company:

Article 1

The company’s name is Ascendis Pharma A/S.

Article 2

The company’s registered office is situated in Gentofte Municipality.

Article 3

The object of the company is to develop ideas and preparations for the combating of disease medically, to manufacture and sell such preparations or ideas, to own shares of companies with the same objects and to perform activities in natural connection with these objects.

Company Capital and Shares

Article 4

The share capital of the company is DKK 23,835,780 divided into shares of DKK 1 each. The share capital is fully paid up.

Article 4a

The Board of Directors is authorized, in accordance with the Danish Companies Act, Section 169, cf. Section 155, Subsection 2, during the period until 31 December 2019 on one or more occasions to issue warrants to members of the Board of Directors, Executive Management and key employees, advisors and consultants of the Company or its subsidiaries entitling the holder to subscribe shares for a total of up to nominal value of DKK 5,000,000 without pre-emptive rights for the Company’s shareholders. Warrants cannot be issued to the extent that outstanding and non-exercised warrants issued pursuant to this authorisation from 23 January 2015 are equal to 20% or more of the company’s registered share capital. The exercise price for the warrants shall be determined by the Board of Directors in consultation with the Company’s advisors and shall equal at least to the market price of the shares at the time of issuance. The Board of Directors shall determine the terms for the warrants issued and the distribution hereof.

At the same time, the Board of Directors is authorized in the period until 31 December 2019, on one or more occasions to increase the Company’s share capital by up to a total nominal value of DKK 5,000,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase related to exercise of the warrants. In accordance with this clause the Board of Directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 5,000,000. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s shareholder register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the Company from the time which is determined by the Board of Directors in connection with the decision to increase the share capital.

Article 4b

The board of directors has on the dates stated in Appendix 3 resolved to exercise the authorization under (previous) article 4 hereof to issue 613,225 (adjusted following bonus share issuance of 13 January 2015: 2,452,900) warrants in total, of which 4,895 (adjusted following bonus share issuance of 13 January 2015: 19,580) warrants have been cancelled. The terms and conditions of the issued warrants have been adopted as Appendix 1 and 2 to the articles of association and shall form an integral part hereof.

Article 4c

On November 26, 2014 the general meeting resolved to issue 141,626 (adjusted following bonus share issuance of 13 January 2015: DKK 566,504) warrants and resolved simultaneously, at one or more times, to increase the share capital with minimum nominal DKK 100 and maximum nominal DKK 141,626 (adjusted following bonus share issuance of 13 January 2015: DKK 566,504). The terms and conditions of the issued warrants have been adopted as Exhibit 2 to the articles of association and shall form an integral part hereof. The exercise price has been determined to USD 32.45 converted into DKK by using the official exchange rate as per the date of the general meeting, and 1 warrant therefore confers the right to subscribe nominal DKK 1 share against cash contribution of DKK 193.5188 (adjusted following bonus share issuance of 13 January 2015: DKK 48.3797) (calculated on the basis of the DKK/USD exchange rate in effect on 26 November 2014 being 1 USD = DKK 5.9636).

The warrants vest with 1/48 per month from November 26, 2014.

Article 4d

§ 4 d (1) The board of directors is until 31 December 2019 authorized at one or more times to increase the company’s share capital with up to nominal DKK 15,000,000 with pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorisation shall be carried out by the board of directors by way of cash contributions. The board of directors is authorised to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

§ 4 d (2) The board of directors is until 31 December 2019 authorized at one or more times to increase the company’s share capital with up to nominal DKK 15,000,000 without pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization can be carried out by the board of directors by way of contributions in kind, conversion of debt and/or cash contributions and must be carried out at market price. The board of directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

§ 4 d (3) For shares issued pursuant to article 4 d (1) or 4 d (2) the following shall apply: The new shares shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital.

§ 4 d (4) The capital increase, which the board of directors may decide upon, pursuant to Articles 4 d (1) and 4 d (2), cannot exceed a nominal amount of DKK 25,000,000 in the total aggregate.

Article 4e

During the period ending 31 December 2019, the company may at one or more times by resolution of the board of directors obtain loans against issuance of convertible bonds which gives the right to subscribe for shares in the company. The company’s existing shareholders shall not have pre-emption rights and the convertible bonds shall be offered at a subscription price and a conversion price that correspond in aggregate to at least the market price of the shares at the time of the decision of the board of directors. The loans shall be paid in cash. The terms and conditions for the convertible bonds shall be determined by the board of directors.

As a consequence of the conversion of the convertible bonds, the board of directors is authorized during the period until 31 December 2019 to increase the share capital by a nominal value of up to DKK 5,000,000 at one or more times by resolution of the board of directors by conversion of the convertible bonds and on such other terms as the board of directors may determine. The company’s existing shareholders shall not have pre-emption rights to subscribe for shares issued by conversion of the convertible bonds. The board is authorized to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

The new shares issued based on convertible bonds shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company’s register of shareholders. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital. The new shares shall give rights to dividends and other rights in the company from the time which are determined by the board of directors in connection with the decision to increase the share capital.

Article 5

The company’s shares shall be issued in the name of the holder, and shall be registered in the name of the holder in the company’s register of shareholders. No share certificates are issued.

The company’s register of owners shall be kept and maintained by Computershare A/S (Company registration (CVR) no. 27088899).

The company’s shares are issued through VP Securities Services and dividends are in accordance with the rules applicable from time to time for VP Securities Services paid by way of transfer to accounts designated by the shareholders.

The company’s shares are non-negotiable instruments.

No shareholder shall be obligated to have his shares redeemed in whole or in part by the company or others.

Article 6

The company’s shareholders are entitled to vote their shares differently. Any shareholder shall be entitled to attend in person or to be represented by proxy, and both the shareholder and the proxy holder may meet with an advisor. A shareholder may vote by proxy.

The shares can be cancelled out of court in conformity with the legislation applying to non-negotiable securities, in force at any time.

General Meetings

Article 7

General meetings of the company shall be held in Copenhagen municipality or in the Greater Copenhagen area. The language of the company group is English and general meetings are conducted in English.

General meetings shall be convened with a notice of a minimum 2 weeks and a maximum of 4 weeks by publication in the Danish Business Authority’s computerised information system and on the company’s website. A convening notice shall, furthermore, be forwarded in writing to all shareholders recorded in the register of owners who have requested such notification. The convening notice shall contain the agenda for the general meeting. If the agenda contains proposals, the adoption of which require a qualified majority, the convening notice shall contain a specification of such proposals and their material contents.

The annual general meeting shall be held within 5 months after the expiry of the accounting year.

Proposals from shareholders shall in order to be considered at the annual general meeting be filed in writing with the board of directors at the latest 6 weeks before the annual general meeting. If a motion is filed later than 6 weeks before the general meeting the board of directors decides whether the motion was filed in such timely fashion that the motion can be included on the agenda.

Extraordinary general meetings shall be held according to resolutions by the general meeting or the board of directors or upon written request to the board of directors from one of the elected auditors and if a request is presented by shareholders representing in aggregate at least 1/20 of the share capital. A request from shareholders representing at least 1/20 of the share capital shall specify the proposal to be considered by the general meeting. The general meeting shall in this case be convened within 2 weeks from the date the proposal has been presented to the board of directors.

The agenda and the complete proposals, and in for annual general meetings also the annual report, shall be made available for review by the company’s shareholders at the latest two weeks prior to the general meeting.

Article 8

The agenda of the ordinary general meeting shall include:

1.	The board of directors’ report on the company’s activities during the past year

2.	Presentation of annual report with auditor’s report for adoption

3.	Resolution on application of profits or covering of losses as per the adopted annual report

4.	Election of board members

5.	Election of auditor

6.	Any motions from the board of directors or shareholders

7.	Miscellaneous

Article 9

At general meetings, each share of DKK 1 shall carry one vote.

The matters discussed at general meetings shall be adopted by a simple majority of votes unless the law or the company’s articles otherwise provide.

In case of equality of votes the motion shall be deemed annulled.

Board of Directors:

Article 10

The company shall be governed by the board of directors, consisting of no less than 3 and no more than 10 board members, elected by the shareholders in general meeting. The board of directors is elected for two years at a time.

The board of directors shall with respect to the duration of the term which they severally hold office be classified into two classes as nearly equal in number as possible. Such classes shall originally consist of one class of directors (“Class I”) who shall be elected at the annual general meeting held in 2015 for a term expiring at the annual general meeting to be held 2017; and a second class of directors (“Class II”) who shall be elected at the annual general meeting held in 2015 for a term expiring at the annual general meeting to be held in 2016. The shareholders shall increase or decrease the number of directors, in order to ensure that the two classes shall be as nearly equal in number as possible; provided, however, that no decrease shall have the effect of shortening the term of any other director. At each annual general meeting beginning in 2016, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting held in the second year following the year of their election.

Any board member shall retire from the board at the ordinary general meeting following immediately after his attaining the age of 75.

The board of directors shall elect their chairman from their own number.

The board of directors shall adopt its own Rules of Procedure and ensure that the company conducts its activities in conformity with the articles of association and the legislation in force at any time.

The chairman shall convene board meetings whenever he finds it necessary, or when any board member or member of management so requests.

Management:

Article 11

The board of directors shall employ a management consisting of 1-5 members to attend to the day-to-day management of the company, and the board shall determine the terms and conditions of the employment. The management shall perform their duties in accordance with the guidelines and directions issued by the board of directors.

Binding Powers:

Article 12

The company shall be bound by the chairman of the board of directors and one member of management jointly or by 3 (three) members of the board of directors.

The board of directors may issue individual or joint powers of procuration.

Audit:

Article 13

One state-authorised public accountant, elected by the general meeting for one year at a time, shall audit the company’s annual reports.

Accounting Year/Annual Report:

Article 14

The company’s accounting year shall be the calendar year.

The company’s annual report shall present a true and fair view of the company’s assets and liabilities, its financial position and results.

The company’s annual report and interim reports shall be presented in English language.

ELECTRONIC COMMUNICATION:

Article 15

The company may make use of electronic document exchange and electronic mail (electronic communication) in its communications with shareholders cf. section 92 of the Danish Companies Act. The company may at any time elect to communicate by ordinary mail but is not obligated to do so.

All announcements and documents that pursuant to the company’s articles of association, the Danish Companies Act as well as stock exchange legislation and regulations must be exchanged between the company and the shareholders, including, by example, notices to convene annual or extraordinary general meetings along with agendas and full wordings of proposed resolutions, proxies, interim reports, annual reports, stock exchange announcements, financial calendar and prospectuses, as well as general information from the company to the shareholders may be sent as an attached file by e-mail or by including in an e-mail exact information as to where the document may be downloaded (a link).

The company shall request its name-registered shareholders to forward an electronic address which may be used for electronic notices. It is the responsibility of the individual shareholder to ensure that the company is informed of the correct address.

Information about system requirements and about the procedure for electronic communications can be found on the company’s website www.ascendispharma.com.

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Most recently adopted at the board meeting held on 27 January 2015.

Appendix 1 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to warrants which are granted to employees, consultants, advisors and board members according to the authorisation:

1.	General

1.1	Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants, advisors and board members in Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Warrantholders”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3.3 – 3.6 and clause 4.5 -4.6 terms for vesting etc. are described as being dependant upon employment/affiliation with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Warrantholders is employed/affiliated.

1.2	A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, which shall correspond to the market price at the date of issuance, shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the subscription price determined by the board of directors at the date of issuance.

1.3	Warrants will be offered to employees, consultants, advisors and board members in Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management of Ascendis Pharma A/S. The number of warrants offered to each individual shall be based on an individual evaluation of the Warrantholder’s duties. It shall appear from the individual Warrantholder’s warrant certificate how many warrants have been granted to the Warrantholder and what the exercise price for the warrant is.

2.	Granting/subscription of warrants

2.1	Warrantholders who wish to subscribe the offered warrants shall sign a Warrant Certificate with this Appendix 1 attached and, to the extent required by the Board of Directors, a Shareholders Agreement regulating the relationship between the Warrantholders and Ascendis Pharma’s other shareholders.

2.2	The granting of warrants shall not be subject to payment from the Warrantholders.

2.3	Ascendis Pharma shall keep records of granted warrants and update the records at suitable intervals.

3.	Vesting

3.1	The warrants shall be vested with 1/36 per month from the date of grant of the warrants covered by this Appendix 1. Warrants granted to members of the board of directors and to members of Ascendis Pharma’s committees shall however vest with 1/24 per month from the date of grant of the warrants covered by this Appendix 1. The board may have determined a different vesting period in its decision to issue warrants.

3.2	If the stipulated fraction does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.3	Warrants shall only be vested to the extent the Warrantholder is employed by Ascendis Pharma, cf. however clause 3.4 to 3.6 below.

3.4	In the event that the Warrantholder terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, and in the event that Ascendis Pharma terminates the employment contract and the Warrantholder has given Ascendis Pharma good reason to do so, then the vesting of warrants shall cease from the time the employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date. In addition hereto the Warrantholder’s right, if any, to receive warrants granted after termination of the employment shall cease.

3.5	In the event that the Warrantholder terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder having not given Ascendis Pharma good reason to due so, then warrants shall continue to vest as if the Warrantholder was still employed by Ascendis Pharma.

3.6	Should the Warrantholder materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Warrantholder is dismissed due to the material breach.

3.7	Warrants issued to consultants, advisors and board members only vest to the extent that the consultant, advisor or board member acts on behalf of Ascendis Pharma as a consultant, advisor or board member.

3.8	If the Warrantholder takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	Exercise

4.1	When a warrant has been vested, it may be exercised during the exercise periods. Vested warrants may be exercised in two annual exercise periods that run for 21 days from and including the day after the publication of (i) the annual report notification—or if such notification is not published—the annual report and (ii) our interim report (six-month report). The last exercise period is 21 days from and including the day after the publication of Ascendis Pharmas interim report for the first half of 2015.

All warrants issued may be additionally be exercised in an extraordinary exercise period which commences upon Ascendis Pharma’s announcement of its financial interim report for the first quarter of 2015 and which expires 21 days thereafter. In the event that Ascendis Pharma is not obligated to and does in fact not announce a financial interim report for the first quarter of 2015 the exercise period shall lapse.

4.2	If the last day of an exercise period is Saturday or Sunday, the exercise period shall also include the first weekday following the stipulated period.

4.3	When warrants have been vested, the Warrantholder shall be free to choose, which exercise period to apply for the vested warrants, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises warrants, which give a right to subscribe minimum nominal DKK 500 shares.

4.4	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice or compensation or payment of any kind to the Warrantholder.

4.5	The Warrantholder’s exercise of warrants is in principle conditional upon the Warrantholder being employed in Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment the following shall apply:

a.	In the event that Ascendis Pharma terminates the employment contract and the Warrantholder having given Ascendis Pharma good reason to do so, the Warrantholder is only entitled to exercise the warrants vested at the time of termination. Exercise shall take place during the first coming exercise period after termination of the employment, however the Warrantholder shall always have minimum 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Warrantholder shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Warrantholder according to this clause shall become null and void without further notice or compensation or payment of any kind.

b.	In the event that the Warrantholder terminate the employment, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder have not given Ascendis Pharma good reason to do so, the Warrantholder is entitled to exercise the warrants as if the Warrantholder were still employed with Ascendis Pharma. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1 – 4.5. This provision shall apply if the employment contract is terminated due to retirement.

c.	If the employment is terminated as a consequence of summary dismissal of the Warrantholder on grounds of material breach, all warrants not exercised at that time shall become null and void without notice or compensation. If the material breach is committed prior to the dismissal the vesting and the right to exercise warrants shall be deemed to have ceased at the time of the material breach. The Warrantholder shall in this case, after demand from Ascendis Pharma, be obligated to sell to Ascendis Pharma shares which have been subscribed though exercise of warrants, after the date of the material breach. The shares shall be sold at a price corresponding to the subscription price paid by the Warrantholder.

d.	If the employment is terminated due to the death of the Warrantholder all warrants not exercised by the Warrantholder shall become null and void. However, the Ascendis Pharma Board of Directors may grant an exemption from this provision to enable the estate of the Warrantholder to exercise the issued warrants whether they have been vested at the time of the death or not on the condition that exercise be effected during the first exercise period commencing after the death.

4.6	If the Warrantholder is a consultant, advisor or board member the exercise of warrants is in principle conditional upon the Warrantholder being connected to Ascendis Pharma in this capacity at the time when warrants are exercised. In case that the consultant’s, advisor’s or board member’s relationship with Ascendis Pharma should cease without this being attributable to the Warrantholder’s actions or omissions the Warrantholder shall be entitled to exercise vested warrants in the exercise periods set forth in clause 4.1 above.

4.7	Ascendis Pharma’s board of directors is in the event of a listing of the company’s shares on a stock exchange entitled at its discretion to change the exercise periods in order to coordinate these with applicable rules for insider trading. Unless the Board of Directors resolves otherwise the exercise periods shall in the event of a listing be changed to two 21 day periods after respectively the annual report notification and the interim report (six months).

5.	Adjustment of warrants

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2	Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3	Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a	=	A
(A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before issue of bonus shares, and

B = the total nominal value of bonus shares.

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	(A x K) + (B x T)
(A+B) x K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	A
B

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

E2 = E1 -	U – Umax
A

where:

E2 =	the adjusted exercise price
E1 =	the original exercise price
U =	dividends paid out
Umax =	10 per cent of the equity capital, and
A =	total number of shares in Ascendis Pharma

If the adjusted exercise price does not amount to a whole number, it shall be rounded down to the nearest whole number.

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•	New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding 5.9-5.11:

If one of the transactions mentioned above is made, Ascendis Pharma shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall have 2 weeks – in cases where the Warrantholder may extraordinarily exercise warrants, see 5.9-5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Warrantholder has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Warrantholder’s rights in connection with decisions made by any competent company body, see 5.9-5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	Stock Exchange listing

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7.	Transfer, pledge and enforcement

7.1	Issued warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the at any time applicable shareholders’ agreement.

8.	Subscription for new shares by exercise of warrants

8.1	Subscription for new shares by exercise of issued warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2	If the limitation period set forth in clause 8.1 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without notice or compensation.

8.4	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive proof of his shareholding in Ascendis Pharma.

9.	The rights of new ordinary shares

9.1	New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the holder and shall be registered in the name of the holder in Ascendis Pharma’s register of owners;

•	That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

9.2	Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 50,000.

10.	Sale of shares

[intentionally left blank]

11.	Other provisons

11.1	The value attached to the subscription right shall not be included in the Warrantholder’s salary, and any agreement made between the Warrantholder and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Warrantholder’s warrants.

11.2	If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Warrantholder on the basis of the value of warrants, the subscription price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Warrantholder in the form of holiday allowance or the like.

11.3	The fact that Ascendis Pharma offers warrants to Warrantholders shall not in any way obligate Ascendis Pharma to maintain the employment.

12.	Tax implications

12.1	The tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

13.	Governing Law and Venue

13.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

13.2	Any disagreement between the Warrantholder and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

13.3	If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

13.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

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Appendix 2 to the Articles of Association of Ascendis Pharma A/S

Pursuant to authorisation in the articles of association for Ascendis Pharma A/S, the Board of Directors has resolved that the following terms and conditions shall apply to warrants which are granted to employees, consultants, advisors and board members according to the authorisation:

1.	General

1.1	Ascendis Pharma A/S (hereinafter “Ascendis Pharma”) has decided to introduce an incentive scheme for employees, consultants, advisors and board members in Ascendis Pharma and its subsidiaries (hereinafter collectively referred to as “Warrantholders”). The scheme is based on issuance of options, also called warrants (hereinafter only referred to as “warrants”), which are not subject to payment. Where below in clause 3.4 – 3.7 and clause 4.5 - 4.6 terms for vesting etc. are described as being dependant upon employment/affiliation with Ascendis Pharma, this shall be understood as a reference to the relevant subsidiary by which the Warrantholders is employed/affiliated.

1.2	A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in Ascendis Pharma at a price fixed in advance (the exercise price). The exercise price, which shall correspond to the market price at the date of issuance, shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in Ascendis Pharma at the subscription price determined by the board of directors at the date of issuance.

1.3	Warrants will be offered to employees, consultants, advisors and board members in Ascendis Pharma and in its subsidiaries at the discretion of the Board of Directors after suggestion from the management of Ascendis Pharma A/S. The number of warrants offered to each individual shall be based on an individual evaluation of the Warrantholder’s duties. It shall appear from the individual Warrantholder’s warrant certificate how many warrants have been granted to the Warrantholder and what the exercise price for the warrant is.

2.	Granting/subscription of warrants

2.1	Warrantholders who wish to subscribe the offered warrants shall sign a Warrant Certificate with this Appendix 21 attached and, to the extent required by the Board of Directors, a Shareholders Agreement regulating the relationship between the Warrantholders and Ascendis Pharma’s other shareholders.

2.2	The granting of warrants shall not be subject to payment from the Warrantholders.

2.3	Ascendis Pharma shall keep records of granted warrants and update the records at suitable intervals.

3.	Vesting

3.1	The warrants shall be vested with 1/48 per month from the date of grant of the warrants covered by this Appendix 2. The board may have determined a different vesting period in its decision to issue warrants.

3.2	If Ascendis Pharma before 1/1 2014 merges as the terminating company or is split, cf. clause 5.10 or if more than 50 per cent of the share capital in Ascendis Pharma no later than 1/1 2014 is sold or is part of a share swap, cf. clause 5.11 (defined as an “Exit-event”), then 50% of the warrants not already vested on the time of the Exit-event shall vest at the time of the Exit-event.

If the Exit-event occurs on or after 1/1 2014, then all warrants not vested at the time of the Exit-event shall be deemed 100% for vested at the time of the Exit-event.

3.3	If the stipulated fraction does not amount to a whole number of warrants, the number shall be rounded down to the nearest whole number.

3.4	Warrants shall only be vested to the extent the Warrantholder is employed by Ascendis Pharma, cf. however clause 3.5 to 3.7 below.

3.5

In the event that the Warrantholder terminates the employment contract and the termination is not a result of breach of the employment terms by Ascendis Pharma, and in the event that Ascendis Pharma terminates the employment contract and the Warrantholder has given Ascendis Pharma good reason to do so, then the vesting of warrants shall cease from the time the employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to salary from Ascendis Pharma, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date. In addition hereto the Warrantholder’s right, if any, to receive warrants granted after termination of the employment shall cease.

3.6	In the event that the Warrantholder terminates the employment contract and the termination is a result of breach of the employment terms by Ascendis Pharma, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder having not given Ascendis Pharma good reason to due so, then warrants shall continue to vest as if the Warrantholder was still employed by Ascendis Pharma.

3.7	Should the Warrantholder materially breach the terms of the employment, the vesting of warrants shall cease from the date when the Warrantholder is dismissed due to the material breach.

3.8	Warrants issued to consultants, advisors and board members only vest to the extent that the consultant, advisor or board member acts on behalf of Ascendis Pharma as a consultant, advisor or board member.

3.9	If the Warrantholder takes leave – other than maternity leave – and the leave exceeds 60 days, the dates when the warrants shall be vested shall be postponed by a period corresponding to the duration of the leave.

4.	Exercise

4.1	When a warrant has been vested, it may be exercised during the exercise periods. Vested warrants may be exercised in two annual exercise periods that run for 21 days from and including the day after the publication of (i) the annual report notification—or if such notification is not published—the annual report and (ii) our interim report (six-month report). The last exercise period is 21 days from and including the day after the publication of Ascendis Pharmas interim report for the first half of 2023.

Warrants granted on 26 November 2014 may be exercised in four annual exercise periods that run for 21 days from and including the day after publication of (i) the interim report (three-month report); (ii) the annual report notification—or if such notification is not published—the annual report; (iii) the interim report (six-month report); and (iv) our interim report (nine-month report). For these warrants the last exercise period is 21 days following the publication of our interim report (nine-month report) in 2023.

All warrants issued may, additionally, be exercised in an extraordinary exercise period which commences upon Ascendis Pharma’s announcement of its financial interim report for the first quarter of 2015 and which expires 21 days thereafter. In the event that Ascendis Pharma is not obligated to and does in fact not announce a financial interim report for the first quarter of 2015 the exercise period shall lapse.

4.2	If the last day of an exercise period is Saturday or Sunday, the exercise period shall also include the first weekday following the stipulated period.

4.3	When warrants have been vested, the Warrantholder shall be free to choose, which exercise period to apply for the vested warrants, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises warrants, which give a right to subscribe minimum nominal DKK 100 shares.

4.4	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice or compensation or payment of any kind to the Warrantholder.

4.5	The Warrantholder’s exercise of warrants is in principle conditional upon the Warrantholder being employed in Ascendis Pharma at the time when warrants are exercised. In case of termination of the employment the following shall apply:

a.	In the event that Ascendis Pharma terminates the employment contract and the Warrantholder having given Ascendis Pharma good reason to do so, the Warrantholder is only entitled to exercise the warrants vested at the time of termination. Exercise shall take place during the first coming exercise period after termination of the employment, however the Warrantholder shall always have minimum 3 months from the date of termination to decide if warrants shall be exercised. To the extent that the first coming exercise period commences within 3 months from the date of actual termination the Warrantholder shall be entitled to exercise the warrants in the exercise period following the first coming exercise period. All vested warrants not exercised by the Warrantholder according to this clause shall become null and void without further notice or compensation or payment of any kind.

b.

In the event that the Warrantholder terminate the employment, or in the event that Ascendis Pharma terminates the employment contract and the Warrantholder have not given Ascendis Pharma good reason to do so, the Warrantholder is entitled to exercise the warrants as if the Warrantholder were still employed with Ascendis Pharma. Exercise shall take place in accordance with the general terms and conditions regarding exercise of warrants stipulated in clause 4.1 – 4.5. This provision shall apply if the employment contract is terminated due to retirement.

c.	If the employment is terminated as a consequence of summary dismissal of the Warrantholder on grounds of material breach, all warrants not exercised at that time shall become null and void without notice or compensation If the material breach is committed prior to the dismissal the vesting and the right to exercise warrants shall be deemed to have ceased at the time of the material breach. The Warrantholder shall in this case, after demand from Ascendis Pharma, be obligated to sell to Ascendis Pharma shares which have been subscribed though exercise of warrants, after the date of the material breach. The shares shall be sold at a price corresponding to the subscription price paid by the Warrantholder.

d.	If the employment is terminated due to the death of the Warrantholder all warrants not exercised by the Warrantholder shall become null and void. However, the Ascendis Pharma Board of Directors may grant an exemption from this provision to enable the estate of the Warrantholder to exercise the issued warrants whether they have been vested at the time of the death or not on the condition that exercise be effected during the first exercise period commencing after the death.

4.6	If the Warrantholder is a consultant, advisor or board member the exercise of warrants is in principle conditional upon the Warrantholder being connected to Ascendis Pharma in this capacity at the time when warrants are exercised. In case that the consultant’s, advisor’s or board member’s relationship with Ascendis Pharma should cease without this being attributable to the Warrantholder’s actions or omissions the Warrantholder shall be entitled to exercise vested warrants in the exercise periods set forth in clause 4.1 above.

4.7	Ascendis Pharma’s board of directors is in the event of a listing of the company’s shares on a stock exchange entitled at its discretion to change the exercise periods in order to coordinate these with applicable rules for insider trading. Unless the Board of Directors resolves otherwise the exercise periods shall in the event of a listing be changed to two 21 day periods after respectively the annual report notification and the interim report (six months) and for warrants issued in november 2014 to up to four 21 day periods immediately following the annual report notification and the interim report (six months) and the quarterly reports.

5.	Adjustment of warrants

5.1	Changes in Ascendis Pharma’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants.

5.2	Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of an incident causing the adjustment. The adjustment shall be carried out with the assistance of Ascendis Pharma’s external advisor. The adjustment may be effected either by increase or reduction of the number of shares that can be issued following exercise of a warrant and/or an increase or reduction of the exercise price.

5.3	Warrants shall not be adjusted as a result of Ascendis Pharma’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in Ascendis Pharma.

5.4	Bonus shares

If it is decided to issue bonus shares in Ascendis Pharma, warrants shall be adjusted as follows:

The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a	=	A
(A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before issue of bonus shares, and

B = the total nominal value of bonus shares.

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.5	Changes of capital at a price different from the market price:

If it is decided to increase or reduce the share capital in Ascendis Pharma at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	(A x K) + (B x T)
(A+B) x K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.6	Changes in the nominal value of each individual share:

If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a	=	A
B

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change

If the adjusted exercise price and/or the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

5.7	Payment of dividend:

If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

E2 = E1 -	U – Umax
A

where:

E2 =	the adjusted exercise price
E1 =	the original exercise price
U =	dividends paid out
Umax =	10 per cent of the equity capital, and
A =	total number of shares in Ascendis Pharma

If the adjusted exercise price does not amount to a whole number, it shall be rounded down to the nearest whole number.

The equity capital that shall form the basis of the adjustment above is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation hereof has been made in the Annual Report.

5.8	Other changes in Ascendis Pharma’s capital position:

In the event of other changes in Ascendis Pharma’s capital position causing changes to the financial value of warrants, warrants shall (save as provided above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the Board of Directors.

It is emphasized that increase or reduction of Ascendis Pharma’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

5.9	Winding-up:

Should Ascendis Pharma be liquidated, the vesting time for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.10	Merger and split:

If Ascendis Pharma merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 5.5.

If Ascendis Pharma merges as the terminating company or is split, the continuing company may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants (inclusive of warrants not yet vested) immediately before the merger/split, or

•	New share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

5.11	Sale and exchange of shares:

If more than 50 per cent of the share capital in Ascendis Pharma is sold or is part of a share swap, Ascendis Pharma may choose one of the following possibilities:

•	The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling).

•	Share instruments in the acquiring company of a corresponding pre-tax value shall replace the issued warrants.

5.12	Common provisions regarding 5.9-5.11:

If one of the transactions mentioned above is made, Ascendis Pharma shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall have 2 weeks – in cases where the Warrantholder may extraordinarily exercise warrants, see 5.9-5.11 – to inform Ascendis Pharma in writing whether he/she will make use of the offer. If the Warrantholder has not answered Ascendis Pharma in writing within the limit of 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation.

The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 5.9-5.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	Stock Exchange listing

[intentionally left blank]

7.	Transfer, pledge and enforcement

7.1	Issued warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the Board of Directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the at any time applicable shareholders’ agreement.

8.	Subscription for new shares by exercise of warrants

8.1	Subscription for new shares by exercise of issued warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to Ascendis Pharma of an exercise notice drafted by Ascendis Pharma. The exercise notice shall be filled in with all information. The company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2	If the limitation period set forth in clause 8.1 expires as a result of Ascendis Pharma not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without notice or compensation.

8.4	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive proof of his shareholding in Ascendis Pharma.

9.	The rights of new ordinary shares

9.1	New shares subscribed for by exercise of issued warrants shall in every respect have the same rights as the present shares in Ascendis Pharma in accordance with the Articles of Association for Ascendis Pharma in force from time to time. For the time being, the following shall apply:

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for warrants;

•	That Ascendis Pharma’s shareholders shall hold no pre-emptive rights to subscribe for new shares issued on the basis of warrants;

•	That the face value of each share shall be DKK 1 or multiples hereof;

•	That the shares shall be non-negotiable instruments issued in the name of the holder and shall be registered in the name of the holder in Ascendis Pharma’s register of owners;

•	That new shares issued as a result of exercise of warrants shall carry the right to dividend and other rights in Ascendis Pharma from the time of registration of the capital increase with the Danish Business Authority.

9.2	Ascendis Pharma shall pay all costs connected with granting of warrants and later exercise thereof. Ascendis Pharma’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 50,000.

10.	Sale of shares

[Intentionally left blank]

11.	Other provisons

11.1	The value attached to the subscription right shall not be included in the Warrantholder’s salary, and any agreement made between the Warrantholder and Ascendis Pharma regarding pension or the like shall therefore not include the value of the Warrantholder’s warrants.

11.2	If a relevant authority should establish that the issuance and/or exercise of warrants shall be considered a salary allowance with the consequence that Ascendis Pharma shall pay holiday allowance or the like to the Warrantholder on the basis of the value of warrants, the subscription price shall be increased in order to compensate Ascendis Pharma for the amounts that have been paid to the Warrantholder in the form of holiday allowance or the like.

11.3	The fact that Ascendis Pharma offers warrants to Warrantholders shall not in any way obligate Ascendis Pharma to maintain the employment.

12.	Tax implications

12.1	The tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to Ascendis Pharma.

13.	Governing Law and Venue

13.1	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in Ascendis Pharma shall be governed by Danish law.

13.2	Any disagreement between the Warrantholder and Ascendis Pharma in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

13.3	If the parties fail to reach consensus, any disputes shall be settled in accordance with “Rules for hearing of cases in the Copenhagen Arbitration”. The Copenhagen Arbitration shall appoint one arbitrator who shall settle the dispute according to Danish law.

13.4	In the event of discrepancies between the English and the Danish text the Danish text shall prevail.

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Appendix 3 to the Articles of Association of Ascendis Pharma A/S

The company’s board of directors has in accordance with authorization granted by the company’s shareholders granted warrants as set forth below and has on the grant date also resolved the capital increase(s) of the company’s share capital related to the exercise of the warrants granted.

Each warrant confers the right to subscribe one share of DKK 1 nom. value in the company against cash payment of the exercise price per share of DKK 1 nom. value subscribed.

All numbers are shown adjusted following the bonus share issuance on 13 January 2015 in the ratio of 1:3.

DATE OF GRANT	NUMBER OF WARRANTS	EXERCISE PRICE PER WARRANT	APPLICABLE EXHIBIT	ANNULLED WARRANTS
10. september 2008	623.880	€2,6483/DKK 19,7491	1
19. march 2009	331.020	€2,6483/DKK 19,7332	1
9. december 2009	170.908	€2.6438 DKK 19,7072	1	332
13. december 2011	58.000	€7,9962/DKK 59,4644	1	1.832
8. october 2012	66.000	€7,9962/DKK 59,6267	1
3. december 2012	690.604	€7,9962/DKK 59,6531	2
19. march 2013	28.400	€7,9962/DKK 59,6507	2
27. june 2013	87.488	€7,9962/DKK 59,6459	2
24. september 2013	56.000	€7,9962/DKK 59,6283	2	17.416
5. december 2013	12.000	€7,9962/DKK 59,6483	2
16. january 2014	132.592	€7,9962/DKK 59,6675	2
6. march 2014	28.000	€7,9962/DKK 59,6731	2
19. june 2014	168.008	€7,9962/DKK 59,6227	2

TOTAL	2.452.900			19.580

The warrants granted vest as follows:

DATE OF GRANT	VESTING

10. september 2008	1/36 per month from 1 January 2008 with respect to 377,500 warrants, 1/36 per month from 1 February 2008 with respect to 6,000 warrants, 1/36 per month from 1 May 2008 with respect to 6,000 warrants, 1/36 per month from 1 June 2008 with respect to 6,000 warrants, 1/36 per month from 16 May 2008 with respect to 6,000 warrants, 1/36 per month from 1 July 2008 with respect to 8,000 warrants, 1/36 per month from 1 September 2008 with respect to 2,000 warrants, 1/36 per month from 1 April 2008 with respect to 30,352 warrants, 1/36 per month from 14 April 2008 with respect to 136,576 warrants and 1/24 per month from 1 September 2008 with respect to 46,544 warrants.

19. march 2009	1/36 per month from 10 December 2009 with respect to 234,112 warrants, 1/36 per month from 19 March 2009 with respect to 6,000 warrants and by 1/24 per month from 19 March 2009 with respect to 90,908 warrants.

9 december 2009	1/36 per month from September 16, 2009 with respect to 30,000 warrants, 1/36 per month from December 9, 2009 with respect to 95,452 warrants and by 1/24 per month from December 9, 2009 with respect to 45,456 warrants.

13. december 2011	1/36 per month from December 13, 2011.

8. october 2012	1/36 per month from October 8, 2012.

3. december 2012	1/48 per month from December 3, 2012 with respect to 665,188 warrants and by 1/48 per month from October 1, 2012 with respect to 25.416 warrants.

19. march 2013	The warrants vest by 1/48 per month from March 19, 2013.

27. june 2013	The warrants vest by 1/48 per month from June 27, 2013.

24. september 2013	The warrants vest by 1/48 per month from September 24, 2013.

5. december 2013	The warrants vest by 1/48 per month from December 5, 2013.

16. january 2014	The warrants vest by 1/48 per month from January 16, 2014.

6. march 2014	The warrants vest by 1/48 per month from March 6, 2014.

19. june 2014	The warrants vest by 1/48 per month from June 19, 2014.